Report of Independent Registered
Public Accounting Firm

To the Members and Board of
Trustees of Center Coast
Core MLP Fund I, LLC

In planning and performing our
audit of the financial statements
of Center Coast Core MLP Fund I, LLC
(the Fund) as of November 30, 2014
and for the year then ended, in
accordance  with the  standards
of the Public Company
Accounting Oversight Board
(United States), we considered the
Funds internal control over
financial reporting, including
controls over safeguarding securities,
as a basis for designing our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form NSAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A funds internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles (GAAP). A funds internal
control over financial reporting
includes those policies and procedures
that (1) pertain to the maintenance
of records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the company (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with GAAP, and that receipts and
expenditures of the fund are
being made only in accordance with
authorizations of management and
directors of the fund and (3)
provide reasonable assurance
regarding prevention or timely
detection of unauthorized acquisition,
use or disposition of a funds assets
that could have a material effect
on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a
deficiency, or combination of
deficiencies, in internal control
over financial reporting, such
that there is reasonable
possibility that a material
misstatement of the funds annual
financial statements will not be
prevented or detected
on a timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we noted
no deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls over safeguarding
securities that we consider to be
a material weakness as defined
above as of November 30, 2014.

This report is intended solely for
the information and use of management
and the Board of Trustees of the
Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than
these specified parties.

/s/ KPMG LLP
Roseland, New Jersey
January 29, 2015